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                                                                EXHIBIT (10)(r)

THIS DEED is made on December ___, 1997 between:

         CLAIRE'S STORES, INC., whose registered office is situated at 3 S.W. 129th Avenue, Pembroke Pines, Florida 33027 (the "Company"); and

         MARK GERARD SMITH of 51 Croftdown Road, Harborne, Birmingham, West Midlands B17 8RE (the "Borrower").

1.       THE LOAN

         The Company will advance to the Borrower the sum of (pound) 300,000 (the "Loan") within five days of the date of this Deed.

2.       INTEREST

         No interest shall be payable on the Loan.

3.       REPAYMENT OF THE LOAN

         The Loan shall become repayable to the Company on demand in full on the earliest of the following (each a "Repayment Event"):

         3.1 a petition for bankruptcy or personal insolvency being filed against the Borrower and having not been dismissed within seven (7) days of the same; or

         3.2 the sale of all or any fully paid ordinary shares in the capital of Claire's Accessories UK Limited (the "Shares") held by the Borrower or the cancellation of any options over such Shares held by the Borrower pursuant to the Amended and Restated Employee Option of even date or the Trigger Agreement of even date made between the Company and the Borrower.

4.       PAYMENTS

         4.1 By Borrower: Payment by the Borrower under this Agreement shall be made, without set-off or counterclaim, in sterling in same day funds by credit to the Company's account and/or bank as it may from time to time designate.

         4.2 By Company: Payment by the Company under this Deed shall be made in sterling to such account notified to the Company by the Borrower.


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5.       RIGHT OF SET-OFF

         5.1 Where a Repayment Event occurs, the Company shall be entitled to set-off against the Loan or against any part of the Loan outstanding any amount owed to the Borrower by the Company and for the avoidance of doubt any amounts owed to the Borrower pursuant to any purchase of Shares or options contemplated under Clause 3.2 above.

         5.2 In the event of the death of the Borrower, reference to the Borrower in Clause 5.1 shall be deemed to include references to the personal representatives of the Borrower.

6.       NOTICES

         6.1 Any notice requiring to be served under or in connection with this agreement shall be in writing and shall be delivered or sent:

                  6.1.1 In the case of the Borrower, to the address of the Borrower shown at the top of this document or such other address as may have previously been notified to the Company for this purpose; and

                  6.1.2 In the case of the Company, to its treasurer at its registered office shown at the top of this document or such other address as may have been previously notified to the Borrower for this purpose.

         6.2 In the case of the death of the Borrower and until the Company has received notice in writing of the grant of probate of his will or letters of administration of his estate any such notice so given shall be as effective as if he were still living.

         6.3 Any such notice shall be delivered by hand, facsimile transmission or sent by pre-paid first class post and:

                           (i) if delivered by hand shall conclusively be deemed to have been received at the time of delivery;

                           (ii) if sent by facsimile shall conclusively be deemed to have been received at the time of dispatch; and

                           (iii) if sent by post shall conclusively be deemed to have been received 48 hours from the time of posting.

7.       GOVERNING LAW

         This Agreement will be governed by and construed in accordance with English law.


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         IN WITNESS of which this agreement has been duly executed as a deed on the date stated at the beginning.

         SIGNED as a Deed by
         Claire's Stores, Inc.            -------------------------------------
         acting by                        Director
         and


                                          -------------------------------------
                                          Secretary


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